As filed with the Securities and Exchange Commission on November 24, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

SNOW LAKE RESOURCES LTD.
(Exact name of registrant as specified in its charter)

Manitoba, Canada	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

242 Hargrave Street, #1700 Winnipeg, Manitoba	R3C 0V1
(Address of Principal Executive Offices)	(Zip Code)

SNOW LAKE RESOURCES LTD. 2021 AMENDED AND RESTATED STOCK OPTION PLAN
(Full title of the plan)

Cogency Global Inc.

122 East 42nd Street, 18th Floor
New York, NY 10168

(800)221-0102

(Names, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Louis A. Bevilacqua, Esq.

BEVILACQUA PLLC

1050 Connecticut Ave., N.W., Suite 500

Washington, DC  20036

(202) 869-0888

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price	Amount of registration fee
Common Shares, no par value per share (2)	2,406,732	$7.825	$18,832,677.90	$1,745.79

(1)	This Registration Statement covers a total of 2,406,732 common shares, no par value per share (the “Common Shares”) of Snow Lake Resources Ltd., issuable upon exercise of options outstanding under the Snow Lake Resources Ltd. 2021 Amended and Restated Stock Option Plan (the “Option Plan”) as of the date of this Registration Statement. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional Common Shares which become issuable under the Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding Common Shares.

(2)	Represents Common Shares reserved for issuance pursuant to future awards under the Plan.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act of 1933, as amended, based upon the average of the high and low prices of the registrant’s common shares reported on the Nasdaq Capital Market on November 23, 2021.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of this Registration Statement are not being filed with or included in this Registration Statement (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”), and will be sent or given to all persons who participate in the Option Plan, as specified by Form S-8 and Rule 428(b)(1) under the Securities Act. These documents are not required to be filed with the Commission as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed with the Commission by Snow Lake Resources Ltd., a corporation formed under the laws of the Province of Manitoba (the “Company” or “Snow Lake”), are incorporated by reference herein:

(1) The Company’s Registration Statement on Form F-1 (Commission File No. 333-254755), originally filed with the Commission on March 26, 2021, and the Prospectus related thereto, dated November 18, 2021, filed with the Commission on November 22, 2021 pursuant to Rule 424(b) under the Securities Act (Commission File No. 333- 254755), which contains the Company’s audited financial statements for the latest fiscal year for which such statements have been filed and the accompanying report of independent auditors issued with respect thereto dated October 15, 2021, and

(2) The description of the Company’s Common Shares contained in the Company’s Registration Statement on Form 8-A (File No. 001-41085) filed with the Commission on November 18, 2021, pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicate that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Under The Corporations Act (Manitoba), or MCA, we may indemnify our current or former directors or officers or another individual who acts or acted at our request as a director or officer, or an individual acting in a similar capacity, of another entity which the Company is or was a shareholder or creditor of, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of his or her association with us or another entity. The MCA also provides that we may also advance moneys to a director, officer or other individual for costs, charges and expenses reasonably incurred in connection with such a proceeding; provided that such individual shall repay the moneys if the individual does not fulfill the conditions described below.

However, indemnification is prohibited under the MCA unless the individual:

●	acted honestly and in good faith with a view to our best interests, or the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at our request; and

●	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that his or her conduct was lawful.

Our bylaws require us to indemnify each of our current or former directors or officers and each individual who acts or acted at our request as a director or officer of another entity which the Company is or was a shareholder or creditor of, as well as their respective heirs and successors, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer, except as may be prohibited by the MCA.

We have entered into separate indemnity agreements with our directors and officers to indemnify each of them against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

We have maintained directors’ and officers’ liability insurance for our directors and officers since November 2021.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits.

Exhibit No.	Description
4.1	Certificate of Incorporation dated May 25, 2018 and Articles of Incorporation of Snow Lake Resources Ltd. (incorporated by reference to Exhibit 3.1 to Registration Statement on Form F-1 filed on March 26, 2021)

4.2	Certificate of Amendment dated November 9, 2020 and Articles of Amendment of Snow Lake Resources Ltd. (incorporated by reference to Exhibit 3.2 to Registration Statement on Form F-1 filed on March 26, 2021)

4.3	Certificate of Amendment dated October 7, 2021 and Articles of Amendment of Snow Lake Resources Ltd. (incorporated by reference to Exhibit 3.3 to Amendment No. 4 to Form F-1 filed on October 22, 2021)

4.4	Certificate of Amendment dated October 21, 2021 and Articles of Amendment of Snow Lake Resources Ltd. (incorporated by reference to Exhibit 3.4 to Amendment No. 4 to Form F-1 filed on October 22, 2021)

4.5	Bylaws of Snow Lake Resources Ltd. (incorporated by reference to Exhibit 3.4 to Registration Statement on Form F-1 filed on March 26, 2021)

4.6	The description of Snow Lake Resources Ltd.’s common shares, no par value per share, contained in the Registration Statement on Form 8-A, filed with the Commission on November 18, 2021, and any amendment or report filed for the purpose of updating such description.

4.7	Snow Lake Resources Ltd. 2021 Amended and Restated Stock Option Plan (incorporated by reference to Exhibit 10.20 to Amendment No. 5 to Form F-1 filed on October 27, 2021)

4.8	Snow Lake Resources Ltd. Form of Stock Option Agreement (incorporated by reference to Exhibit 10.21 to Amendment No. 5 to Form F-1 filed on October 27, 2021)

5.1*	Opinion of Thompson Dorfman Sweatman LLP

23.1*	Consent of DeVisser Gray LLP

23.2*	Consent of Thompson Dorfman Sweatman LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on the signature page of this registration statement)

*	Filed herewith.

Item 9. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winnipeg, Manitoba, Canada on the 24th day of November of 2021.

SNOW LAKE RESOURCES LTD.

By:	/s/ Philip Gross
Name:	Philip Gross
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Philip Gross and Mario Miranda as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Philip Gross	Chief Executive Officer and Director (Principal	November 24, 2021
Philip Gross	Executive Officer)

/s/ Mario Miranda	Chief Financial Officer (Principal Financial and	November 24, 2021
Mario Miranda	Accounting Officer)

/s/ Louie Simens	Chairman of the Board	November 24, 2021
Louie Simens

/s/ Dale Schultz	Director and VP of Resource Development	November 24, 2021
Dale Schultz

/s/ Nachum Labkowski	Independent Director	November 24, 2021
Nachum Labkowski

/s/ Hadassah Slater	Independent Director	November 24, 2021
Hadassah Slater

/s/ Allan David Engel	Independent Director	November 24, 2021
Allan David Engel

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Snow Lake Resources Ltd. has signed this registration statement or amendment thereto in New York on November 24, 2021.

Authorized U.S. Representative

By:	/s/ Colleen A. De Vries
Name:	Ms. Colleen A. De Vries
Title:	Senior Vice President on behalf of Cogency Global Inc.